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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of United States Filter Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-49382, No. 33-56744, No. 33-73542, No. 33-89662, No. 33-63285,
No. 33-82424, No. 33-63287) and the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-63281, No. 33-63325, No. 33-85026, No. 333-07759, No. 333-14277, No. 333-14281) and the Registration Statement on Form S-4 (No. 333-07763) of United States Filter Corporation of our report dated October 15, 1996, relating to the combined balance sheets of the Systems and Manufacturing Group of Wheelabrator Water Technologies Inc. as of December 31, 1994 and 1995 and the related combined statements of income and cash flows for the years in the three-year period ended December 31, 1995, which report appears in this Current Report on Form 8-K of United States Filter Corporation dated December 2, 1996.

KPMG Peat Marwick LLP
Chicago, Illinois
December 5, 1996